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                  Exhibit 23.3 - Consent of Murtha Cullina LLP


                               MURTHA CULLINA LLP
                                   CITYPLACE I
                                185 ASYLUM STREET
                        HARTFORD, CONNECTICUT 06103-3469
                            TELEPHONE (860) 240-6000
                            FACSIMILE (860) 240-6150




Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549


         Re:  Coastal Caribbean Oils & Minerals Ltd.

Ladies and Gentlemen:

We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus constituting a part of the registration statement on Form S-1 filed by Coastal Caribbean Oils & Minerals, Ltd., a Bermuda corporation.


                                    Very truly yours,

                                    MURTHA CULLINA LLP



                                    By: /s/ Timothy L. Largay
                                            Timothy L. Largay
                                            A Partner


Hartford, Connecticut
August 17, 2000